As filed with the Securities and Exchange Commission on May 24, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAREER EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3932190
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

231 N. Martingale Rd.

Schaumburg, IL 60173

(Address of Principal Executive Offices)

Career Education Corporation 2016 Incentive Compensation Plan

(Full Title of the Plan)

Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Career Education Corporation

231 N. Martingale Rd.

Schaumburg, IL 60173

(Name and Address of Agent for Service)

(847) 781-3600

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Margaret L. Frey, Esq.

Erik B. Lundgren, Esq.

Winston & Strawn LLP

35 W. Wacker Dr.

Chicago, IL 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.01 per share	4,200,000	$5.71	$23,982,000	$2,415

(1)	This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) to register 4,200,000 shares of common stock of the Registrant (the “Common Stock”) that may be issued under the Career Education Corporation 2016 Incentive Compensation Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of Common Stock, par value $0.01 per share, which may be issued pursuant to the Plan to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Estimated, in accordance with Rule 457(h) and Rule 457(h)(1) under the Securities Act, solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on May 17, 2016, which is within five (5) business days prior to the date of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission, such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Career Education Corporation (the “Registrant”) with the Commission are hereby incorporated by reference into this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 29, 2016;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the Commission on May 4, 2016;

(3)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 23, 2016, March 7, 2016, March 18, 2016 and March 29, 2016; and

(4)	the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on October 21, 1997 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article XII of the Restated Certificate of Incorporation of the Registrant provides that it shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, except that it shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Registrant without the prior written consent of the Registrant. In addition, Article XII of the Registrant’s Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (d) for any transaction from which the director derives an improper personal benefit.

The Registrant has entered into indemnification agreements with certain of its directors and executive officers. These agreements may require the Registrant, among other things, to indemnify such directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers, as the case may be, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors’ and officers’ liability insurance if available on reasonable terms.

Reference is made to Section 145 of the General Corporation Law of the State of Delaware, which provides for indemnification of directors and officers under certain circumstances.

The Registrant maintains liability insurance for its directors and executive officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant and Amendment thereto (originally incorporated on January 5, 1994) (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed with the Commission on July 31, 2012).

4.2	Sixth Amended and Restated By-laws of the Registrant (as amended as of October 24, 2013) (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Commission on November 6, 2013).

4.3	Form of Specimen Stock Certificate representing the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, effective as of January 28, 1998).

4.4	Career Education Corporation 2016 Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2016).

5.1	Opinion of Winston & Strawn LLP (filed herewith).

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Grant Thornton LLP (filed herewith).

23.3	Consent of Ernst & Young LLP (filed herewith).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act.

(a)(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Career Education Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, Illinois, on this 24th day of May, 2016.

CAREER EDUCATION CORPORATION

By:	/s/ Todd S. Nelson
Todd S. Nelson
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Todd S. Nelson his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd S. Nelson	Director, President and Chief Executive Officer	May 24, 2016
Todd S. Nelson	(Principal Executive Officer)

/s/ Andrew J. Cederoth	Senior Vice President and Chief Financial Officer	May 24, 2016
Andrew J. Cederoth	(Principal Financial Officer)

/s/ Michele A. Peppers	Vice President, Accounting and Reporting	May 24, 2016
Michele A. Peppers	(Principal Accounting Officer)

/s/ Thomas B. Lally	Chairman of the Board	May 24, 2016
Thomas B. Lally

/s/ Dennis H. Chookaszian	Director	May 24, 2016
Dennis H. Chookaszian

/s/ Patrick W. Gross	Director	May 24, 2016
Patrick W. Gross

/s/ Gregory L. Jackson	Director	May 24, 2016
Gregory L. Jackson

/s/ Leslie T. Thornton	Director	May 24, 2016
Leslie T. Thornton

/s/ Richard D. Wang	Director	May 24, 2016
Richard D. Wang

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant and Amendment thereto (originally incorporated on January 5, 1994) (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed with the Commission on July 31, 2012).

4.2	Sixth Amended and Restated By-laws of the Registrant (as amended as of October 24, 2013) (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Commission on November 6, 2013).

4.3	Form of Specimen Stock Certificate representing the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, effective as of January 28, 1998).

4.4	Career Education Corporation 2016 Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2016).

5.1	Opinion of Winston & Strawn LLP (filed herewith).

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Grant Thornton LLP (filed herewith).

23.3	Consent of Ernst & Young LLP (filed herewith).

24.1	Power of Attorney (included on the signature page of this Registration Statement).